                                                                     Exhibit 5.2
                  CONSENT

TO:      OLYMPUS PACIFIC MINERALS INC.

AND TO: BERNS & BERNS, COUNSELORS AT LAW

AND TO: U.S. SECURITIES & EXCHANGE COMMISSION
              (THE "SECURITIES REGULATOR")

FROM: MICON INTERNATIONAL LIMITED ("Micon")

RE:    TECHNICAL REPORT -- BONG MIEU GOLD PROJECT, VIETNAM

Reference is made to the technical report (the "Technical Report") entitled "A
Technical Review of the Bong Mieu Gold Project, Vietnam", dated November 30,
2004, and 'incorporated by reference in the Technical Report, another report titled "Pre-Feasibility Study on the HoGan Deposit of the Bong Mieu Gold
Project, Vietnam", dated November 2004, which we prepared for Olympus Pacific
Minerals Inc. (the "Company" or "Olympus").

We hereby consent to the filing of the Technical Report with the Securities
Regulator, and to the written disclosure of the Technical Report and the inclusion of extracts therefrom or a summary thereof in the final Form 20-F. We further agree to being named as an expert in the registration statement (Final
Form 20-F).

Dated this 13th day of November, 2006.

                      Micon International Limited

                      Per: [GRAPHIC OMITTED]

                        Ian R. Ward, P.Eng.
                        President, Micon International Limited.